UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2014

LANDS’ END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane, Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (608) 935-9341

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2014, the Compensation Committee of the Board of Directors of Lands’ End, Inc. (the “Company”) approved an amendment to the Lands’ End, Inc. 2014 Stock Plan (the “Stock Plan”).

The amendment to the Stock Plan provides that, upon a Change in Control (as defined in the Stock Plan, as so amended) involving the Company, any non-vested portion of a participant’s award shall fully vest in the event that either (a) the surviving, continuing, successor, or purchasing entity fails to assume or continue the Company’s rights and obligations under such award or fails to provide the participant with a substantially equivalent award, or (b) the participant’s employment is terminated within eighteen (18) months following the Change in Control on account of a termination by the Company (or any acquiring entity) for any reason other than Cause or on account of a participant’s resignation for Good Reason (each as defined in the Stock Plan, as so amended).

A copy of the amendment to the Stock Plan is attached hereto as Exhibit 10.27, and is incorporated herein by this reference. The foregoing description of the terms of the amendment to the Stock Plan and to the Stock Plan itself are qualified in their entirety by reference to the full text of the amendment and the Stock Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.23	Form of Lands’ End, Inc. 2014 Stock Plan (incorporated by reference to Exhibit 10.23 to the Company’s Amendment No. 7 to Form 10 filed on March 17, 2014 (File No. 001-09769))
10.27	Amendment to Lands’ End, Inc. 2014 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS’ END, INC.

Date: August 7, 2014
By: /s/     Michael P. Rosera
Name: Michael P. Rosera
Title: Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.23	Form of Lands’ End, Inc. 2014 Stock Plan (incorporated by reference to Exhibit 10.23 to the Company’s Amendment No. 7 to Form 10 filed on March 17, 2014 (File No. 001-09769))
10.27	Amendment to Lands’ End, Inc. 2014 Stock Plan